SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2005

eXegenics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-26078 (Commission File Number)	75-2402409 (I.R.S. Employer Identification No.)

1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534

(Address of principal executive
offices including zip code)

(585) 218-4368
(Registrant’s telephone number,
including area code)

(Former name or former address, if changed since last report)

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 29, 2005, based upon the recommendation of the Company’s Audit Committee and the approval of the Company’s Board of Directors, the Company engaged Rotenberg & Co. LLP (“Rotenberg”) as the Company’s independent auditor for the fiscal year ended December 31, 2005.

During the fiscal years ended December 31, 2003 and 2004 and the subsequent interim period through September 29, 2005, Rotenberg was not engaged as the Company’s principal accountant to audit the Company’s financial statements nor was it consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc. (Registrant)

Dated:	September 30, 2005	By:	/s/

John A. Paganelli Interim Chief Executive Officer